Exhibit 10.1

AMENDED AND RESTATED

AMENDMENT TO ESCROW AGREEMENT

*September 18*

WHEREAS, Biovest International, Inc. (“Biovest”) and Accentia, Inc. (“Accentia”) entered into that certain escrow agreement dated June 16, 2003 (the “Escrow Agreement”) with Morrison Cohen Singer & Weinstein, LLP as escrow agent (the “Escrow Agreement”);

WHEREAS, the parties entered into an Amendment to Escrow Agreement effective September 16, 2003 (the “First Escrow Agreement Amendment”); and

WHEREAS, Accentia and Biovest desire to amend and restate the First Escrow Agreement Amendment in its entirety.

COMES NOW, Biovest and Accentia, for good and valuable consideration in hand received, hereby amend and restate the First Escrow Agreement Amendment in its entirety so that the Escrow Agreement shall be amended in the following respects effective September 16, 2003 and so that the First Escrow Agreement Amendment shall read as follows:

Paragraph 1.1 (a) (ii) of the Escrow Agreement is hereby amended to indicate that:

(A)	the due date for payment of the $2.5 Million Promissory Note and the date of the Second Closing are each revised to September 19, 2003; and

(B)	in the event that by 5:00 P.M., New York Time on September 19, 2003 (1) Accentia has paid Biovest $600,000 (less any cash amounts paid to Morrison Cohen Singer & Weinstein, LLP pursuant to clause (2) below) in exchange for Biovest’s agreement to further extend the due date for payment of the $2.5M Promissory Note and the date of the Second Closing, (2) Accentia has paid Morrison Cohen Singer & Weinstein, LLP (on Biovest’s behalf) for Biovest’s legal fees of up to $15,000 plus disbursements incurred by Biovest in connection with, among other things, the negotiation, preparation, execution, and delivery of this Amended and Restated Amendment to Escrow Agreement, the First Escrow Agreement Amendment, the Amendment to $2.5M Promissory Note effective September 16, 2003, and the Amended and Restated Agreement to Promissory Note dated an even date herewith, and (3) Biovest has paid all amounts due to Morrison Cohen Singer & Weinstein, LLP under that certain $885,538.47 promissory note made by Biovest in favor of Morrison Cohen Singer & Weinstein, LLP without any acceleration of amounts due thereunder (namely, the $150,000 principal payment due September 16, 2003 plus accrued and unpaid interest on the entire unpaid principal amount of such note through the date hereof), then the due date for payment of the $2.5 Million Promissory Note, as amended, and the date of the Second Closing shall be further extended to October 16, 2003.

Paragraph 1.3 of the Escrow Agreement is hereby amended to indicate that the Amendment to the $2.5 Million Promissory Note shall be placed into Escrow.

All references in the Escrow Agreement to the $2.5 Million Promissory Note, and/or satisfaction of that Note, shall be amended and deemed to refer to and include the $2.5 Million Note as amended by the Amended and Restated Amendment to Promissory Note dated an even date herewith.

It is expressly understood and agreed that all requirements of satisfaction of the Escrow shall remain in full force and effect and the payment dates set forth in the Escrow Agreement (other than the due date of the $2.5M Promissory Note which has been extended pursuant to Amendment to Note dated an even date herewith) shall remain intact.

The remainder of the Escrow Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have entered into this Amended and Restated Amendment to Escrow Agreement on the date first above written with an effective date September 16, 2003.

Accentia, Inc.
By: /s/ James A. McNulty
James A. McNulty
Chief Financial Officer

Biovest International, Inc.
By: /s/ James A. McNulty
James A. McNulty
Chief Financial Officer

Escrow Agent, without prejudice to its rights, entitlements and remedies under that certain $885,538.47 promissory note dated June 16, 2003 (it being understood that by the signature below, Escrow Agent is not waiving any rights under or amending any provisions of such note), hereby acknowledges receipt of this Amended and Restated Amendment to Escrow Agreement and agrees to perform its obligations as Escrow Agent in accordance herewith.

MORRISON COHEN SINGER & WEINSTEIN, LLP,

By: /s/ Robert Cohen
Robert Cohen

CONSENT

COMES NOW, Christopher Kyriakides and expressly consents to the foregoing Amended and Restated Amendment to Escrow Agreement. This CONSENT is issued in accordance with, and satisfaction of, the requirements of Paragraph 1.6 of the Escrow Agreement dated June 16, 2003, between Biovest, Accentia and Escrow Agent.

By: /s/ Christopher Kyriakides
Christopher Kyriakides

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